AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2007
REGISTRATION NO. 333-132029

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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Post Effective Amendment No. 2
to FORM S-11
on
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in its charter)
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MARYLAND                                                                                                          38-3041398
(State or other jurisdiction of incorporation or organization)                                                                                          (IRS Employer Identification Number)
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9690 Deereco Road, Suite 100
Timonium, Maryland  21093
(410) 427-1700

(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
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C. Taylor Pickett                                                                               with copy to:
Chief Executive Officer                                                                           Eliot W. Robinson, Esq.
Omega Healthcare Investors, Inc.                                                                                     Richard H. Miller, Esq.
9690 Deereco Road, Suite 100                                                                                  Powell Goldstein LLP
Timonium, Maryland 21093                                                                   One Atlantic Center, Fourteenth Floor
(410) 427-1700                                                            1201 West Peachtree Street, NW
Atlanta, Georgia 30309-3488
(404) 572-6600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
______________

Approximate date of commencement of proposed sale to the public:  This post-effective amendment deregisters all of the securities that remain unsold under the registration statement as of the date hereof.
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If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [ ]

Explanatory Note

Deregistration of Unsold Securities

This Post-Effective Amendment No. 2 on Form S-3 amends the Registration Statement on Form S-11, Registration No. 333-132029 (the "Original Registration Statement"), of Omega Healthcare Investors, Inc. (the "Company"), which was filed with the Securities and Exchange Commission (the "Commission") on February 24, 2006 and became effective on March 14, 2006, as amended by Post-Effective Amendment No. 1, which was filed with the Commission on March 13, 2007 and became effective on March 15, 2007.  The Original Registration Statement registered 3,000,000 shares of the Company's common stock, par value $0.10 per share ("Common Stock"), for sale pursuant to the Omega Healthcare Investors, Inc. Dividend Reinvestment and Common Stock Purchase Plan.

On December 21, 2007, the Company filed a Registration Statement with the Commission on Form S-3 registering 3,326,649 shares of Common Stock for issuance under the Omega Healthcare Investors, Inc. Dividend Reinvestment and Common Stock Purchase Plan. Consequently, the offering pursuant to the Original Registration Statement has been terminated.  In accordance with an undertaking made by the Company in the Original Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the 326,649 shares of Common Stock registered, but unsold, under the Original Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Timonium, State of Maryland, on this 21st  day of December, 2007.

OMEGA HEALTHCARE INVESTORS, INC.

By:   /s/  C. Taylor Picket
C. Taylor Picket
Chief Executive Officer

Note:	No other person is required to sign this Post-Effective Amendment No. 2 to Form S-11 on Form S-3 in reliance upon Rule 478 under the Securities Act of 1933.